                                                                   EXHIBIT 99.

                          METRO FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder hereby appoints Rayburn J. Fisher, Jr., Richard
W. Stephens, and Denton Harris, and each or any one of them, with full power of substitution, as Proxies to represent and to vote, as designated below, all the shares of common stock of Metro Financial Corporation (the "Company") held of record by the undersigned on December 20, 1995, at the Special Meeting of the Stockholders (the "Special Meeting") to be held on January 30, 1996, or any adjournment thereof.


        1. Proposal to approve the Agreement and Plan of Reorganization dated as of August 23, 1995 (the "Agreement"), by and between the Company and Regions Financial Corporation ("Regions") pursuant to which the Company will merge with and into Regions and each share of common stock of the Company (except for certain shares held by the Company or Regions) will be converted into the right to receive 0.431 of a share of Regions, and under such other terms and conditions as are set forth in the Agreement:

             / / FOR             / / AGAINST             / / ABSTAIN

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

    This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise. Unless otherwise specified, this Proxy will be voted for proposal 1., and in the discretion of the persons named as Proxies on all other matters which may properly come before the Special Meeting or any adjournment thereof.

    Please date and sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         Dated:                        , 199
                                               -----------------------      ---

                                         --------------------------------------
                                               (Print Name of Stockholder)

                                         --------------------------------------
                                               (Signature of Stockholder)

                                         --------------------------------------
                                              (Print Name of Stockholder)

                                         --------------------------------------
                                              (Signature of Stockholder)


      PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.